UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC 20549

                            SCHEDULE 14C
                           (RULE 14c-101)

                     SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
                       Exchange Act of 1934

Filed by the registrant   [X]
Filed by a party other than the registrant   [ ]

     Check the appropriate box:

     [X] Preliminary information statement
     [ ] Confidential, for use of the Commission only
          (as permitted by Rule 14c-5(d)(2))
     [ ]  Definitive information statement

                         AirtimeDSL
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

     Payment of filing fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on the table below per Exchange Act
          Rules 14c-5(g) and 0-11.
          1)  Title of each class of securities to which transaction applies:
          2)  Aggregate number of securities to which transaction applies:
          3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          4)  Proposed maximum aggregate value of transaction:
          5)  Total fee paid:  N/A

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:  N/A
         (2)  Form, schedule or registration statement no.:  N/A
         (3)  Filing party:  N/A
         (4)  Date filed:  N/A

                             AirtimeDSL
                 2920 N. Green Valley Pkwy, Suite 321
                        Henderson, NV  89014

                                                       [date], 2009

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on [date] (the "Record Date"), of shares of common stock, par value $0.001 per share (the "Common Stock") of AirtimeDSL, a Nevada corporation (the "Company"), that six holders representing approximately 79% of our capital stock as of the Record Date have given written consent as of January 13, 2009, to approve the following:

    To authorize the Company's Board of Directors to amend our Articles of Incorporation in the state of Nevada to increase the authorized capital of the Corporation from Seventy Million (70,000,000) to One Hundred Ninety-five Million (195,000,000)shares of common stock, par value $0.001.

Nevada corporation law and the Company's bylaws permit holders of a majority of the voting power to take a stockholder action by written consent. Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the increase of authorized shares.

We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these actions. In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders. This Information Statement is first being mailed or furnished to stockholders on or about [date], 2009.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

By Order of the Board of Directors

/s/ Ed Heckerson
-----------------------
    Ed Heckerson
    President and Director
    [date], 2009

                     WE ARE NOT ASKING YOU FOR A PROXY
                AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                AirtimeDSL
                    2920 N. Green Valley Pkwy, Suite 321
                            Henderson, NV  89014


                            INFORMATION STATEMENT
                         AND NOTICE OF ACTIONS TAKEN
                BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS


General Information
-------------------

This Information Statement is being provided to the Shareholders of AirtimeDSL ("AirtimeDSL" or the "Company"), in connection with our prior receipt of approval by written consent, in lieu of a meeting of shareholders, to approve the following:

   On January 13, 2009 the Company received written consents in lieu of a meeting of stockholders of Twenty-One million (21,000,000) shares representing approximately 79% of the 25,645,000 total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving an amendment to the Articles of Incorporation of the Company to: increase the authorized capital of the Corporation from Seventy Million (70,000,000) to One Hundred Ninety-five Million (195,000,000)shares of common stock, par value $0.001.

On January 13, 2009, pursuant to Nevada Revised Statutes ("NRS") Section 78.315, the Board of Directors of the Company approved the above-mentioned actions, subject to stockholder approval. Pursuant to NRS, a majority of the outstanding shares of voting capital stock entitled to vote on a matter is required to amend the Company's Articles of Incorporation. The Majority Stockholders approved the action by written consent in lieu of a meeting on January 13, 2009, in accordance with the NRS. Accordingly your consent is not required and is not being solicited in connection with the approval of the action.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

                                AirtimeDSL
                    2920 N. Green Valley Pkwy, Suite 321
                            Henderson, NV  89014

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting the Company at the address listed above.

Information on Consenting Stockholders

Pursuant to the Company's Bylaws and the Nevada Corporate Law, the amendments to our Articles of Incorporation (the "Amendment") must be approved by the vote of the holders of shares representing a majority of the voting power of the common stock. The Company's Articles of Incorporation do not authorize cumulative voting.

Outstanding Voting Stock of the Company
---------------------------------------

As of the Record Date, the Company had 70,000,000 authorized shares of common stock, of which 25,645,000 were issued and outstanding. The consenting stockholders, who consist of six current stockholders of the Company, are collectively the record and beneficial owners of 21,000,000 shares, which represents approximately 79% of the issued and outstanding shares of the Company's outstanding common stock. The consenting stockholders voted in favor of the actions described by written consent, dated January 13, 2009. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Under Nevada corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval. We will file an Amendment to the Articles of Incorporation of the Company (the "Amendment") in order to increase the number of authorized shares and change the name of the Company, in accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the Amendment will not be filed with the Secretary of State of Nevada or become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

Security Ownership of Certain Owners and Management
---------------------------------------------------

The following Table sets forth the Common Stock ownership information as of January 13, 2009, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common and Preferred Stock, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the Amendment described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.




                   Name and Address     Amount of Beneficial   Percentage
Title of Class     of Beneficial Owner         Ownership         of Class
----------------  -----------------------  ------------------   -------------

Common Stock       Ed Heckerson,  (1)         16,000,000           62.3%
                   2920 N. Green Valley Pkwy
                   Henderson, NV 89014
----------------------------------------------------------------------------
Common Stock       All Executive Officers     16,000,000           62.3%
                   and Directors as a Group (1 person)

(1) Ed Heckerson's wife beneficially owns 20,000 common shares that are not included in the above total.

                  EXPLANATION OF ACTION TO BE TAKEN
                  ---------------------------------

              AMENDMENT OF THE ARTICLES OF INCORPORATION
              TO INCREASE THE NUMBER OF AUTHORIZED SHARES

As of the Record Date, we are authorized, pursuant to our Articles of Incorporation, to issue up to 70,000,000 shares of our common stock and 5,000,000 shares of our preferred stock. We propose to increase our authorized shares from Seventy Million (70,000,000) to One Hundred Ninety-five Million (195,000,000) shares of common stock and maintain 5,000,000 preferred shares, par value $0.001.

As of January 13, 2009 there are 25,645,000 shares of the Company's Common Stock issued and outstanding.

The holders of shares representing a majority of the Company's outstanding voting stock have given their written consent to increase the number of authorized shares. Under Nevada corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval. We will file an Amendment to the Articles of Incorporation of the Company (the "Amendment") in order to increase the number of authorized shares, provided, however, that in accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the increase in the number of authorized shares Amendment will not be filed with the Secretary of State of Nevada or become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

In light of the Company's current authorized capital, management believes that the proposed amendment to increase the Company's authorized common shares from Seventy Million (70,000,000) to One Hundred Ninety-five Million (195,000,000) shares of common stock would benefit the Company by:

1. allowing the Board of Directors to approve and execute forward stock splits;

2. allowing the Board of Directors to issue additional equity securities to raise additional capital;

3. allowing the Board of Directors to pursue strategic investment and technology partners;

4. allowing the Board of Directors to facilitate possible future acquisitions; and

5.  allowing the Company to provide stock-related employee benefits

As of the date of the Information Statement, the Company's primary source of financing has been private sales of Common Stock. To facilitate additional financing transactions, the authorized capital of the Company will need to be increased pursuant to a shareholder-approved amendment to the certificate of incorporation. As of the date of this Information Statement, the Company had not entered into any definitive agreements or arrangements relating to the issuance of additional shares of the Company's common stock.

The Board of Directors believes that the increase in the Company's authorized capital is necessary both forward split the Company's common stock, and to facilitate additional future financing transactions should they become necessary.

For these reasons, the Company's Board of Directors has sought shareholder approval of the proposed amendment to increase the Company's authorized capital.

Depending upon the consideration per share received by the Company for any subsequent issuance of Common Stock, such issuance could have a dilutive effect on those shareholders who previously paid a higher consideration per share for their stock. Also, future issuances of Common Stock will increase the number of outstanding shares, thereby decreasing the percentage ownership in the Company (for voting, distributions and all other purposes) represented by existing shares of Common Stock. The availability for issuance of the additional shares of Common Stock may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued Common Stock could be issued in one or more transactions that would make a takeover of the Company more difficult or costly, and therefore less likely. The Company is not aware of any person or entity who is seeking to acquire control of the Company. Holders of Common Stock do not have any preemptive rights to acquire any additional securities issued by the Company.


No Dissenter's Rights
---------------------

Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

Nevada Anti-Takeover Provisions
-------------------------------

The anti-takeover provisions of Sections 78.411 through 78.445 of the NRS apply to AirtimeDSL. Section 78.438 of the NRS prohibits the Company from merging with or selling more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the AirtimeDSL shares, unless the transaction is approved by AirtimeDSL's Board of Directors. The provisions also prohibit the Company from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of AirtimeDSL.

Conclusion
----------

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.


                                   For the Board of Directors of AirtimeDSL


                                   By:  /s/ Ed Heckerson
                                    ----------------------------------
                                             Ed Heckerson
Date:  [date], 2009                          President and Director

Exhibit "A"

                                  PROPOSED
                         CERTIFICATE OF AMENDMENT
                                   OF THE
                         ARTICLES OF INCORPORATION
                                     OF
                                AirtimeDSL

(Pursuant to NRS 78.385 and 78.390 -- After Issuance of Stock)

         We the undersigned do hereby certify that:

         1. AirtimeDSL (the "Corporation") is a corporation formed under the laws of the State of Nevada, and its Articles of Incorporation were filed in the office of the Secretary of State on December 28, 2006.

         2. The Articles of Incorporation are hereby amended by deleting the existing ARTICLE IV and replacing it in its entirety with the following amendment:

          ARTICLE IV: Capital Stock:

"Authorized Shares: The aggregate number of shares which the corporation shall have authority to issue shall consist of 195,000,000 shares of Common Stock having a $0.001 par value, and 5,000,000 shares of Preferred Stock having a $0.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions."

         3. This amendment to the Articles of incorporation has been duly adopted in accordance General Corporation Law of the State of Nevada.

         4. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is: 25,645,000; that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

         5. The number of shares voted for such amendments was 21,000,000 (79%) and the number voted against such amendment was 0 (0%).

         The undersigned has signed these Articles on [date], 2009.

                                     /s/
                                     ---------------------------
                                     By: Ed Heckerson
                                     Title: President and Director